Exhibit 10.3

AMENDMENT TO

NON-QUALIFIED STOCK OPTION AGREEMENT

2007 PTS Holdings Corp. Stock Incentive Plan

THIS AMENDMENT (this “Amendment”) is made as of October 23, 2009, between PTS Holdings Corp., a Delaware corporation (hereinafter the “Company”), and the individual named on the signature page hereto (hereinafter the “Participant”).

Reference is made to the Non-Qualified Stock Option Agreement, dated as of the “Date of Grant” set forth on Appendix A hereto (the “Agreement”), which Agreement reflects the terms and conditions of a grant of Options (the “Existing Options”), and which Agreement shall be amended by this Amendment. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement or the 2007 PTS Holdings Corp. Stock Incentive Plan, as it may be amended from time to time (the “Plan”), as the case may be.

WHEREAS, the Committee and the Participant wish to amend the Agreement to reflect the results of an option exchange (the “Exchange”) pursuant to which the Participant elected to cancel the unvested portion of the Existing Options, as of the date hereof, in exchange for a new grant of an Option under the Plan.

NOW THEREFORE, for good and valid consideration, the sufficiency of which is hereby acknowledged, the Agreement is hereby amended as follows:

1. Section 2 of the Agreement shall be amended as of the date hereof to add the following provision to the end thereof:

“Notwithstanding anything herein to the contrary, as of October 23, 2009, the Options which are then unvested and not yet exercisable shall be cancelled and forfeited in exchange for the grant of an Option under the Plan in the form of Appendix B hereto.”

Consistent with the foregoing, from and after October 23, 2009, the Options shall only be vested and exercisable to the extent then vested and exercisable as of such date, with respect to the number of “Vested Options” set forth on Appendix A to this Amendment, subject to adjustment as set forth in the Plan, and no additional Shares shall be eligible to become vested or exercisable under the Options.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

PTS HOLDINGS CORP.

By:

Agreed and acknowledged as of the date first above written:

Appendix A

Non-Qualified Stock Option Agreement

Name of Participant:

Date of Grant:

Option Price: $1,000 per Share

Unvested Options (cancelled in Exchange):

Vested Options (not cancelled in Exchange):